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                                                                   Exhibit 23



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration
Statement (Form S-8 No.333-13027) pertaining to the Source One Mortgage Services Corporation Employee Stock Ownership and 401(k) Savings Plan of our report dated April 11, 1997, with respect to the financial statements and schedules of the Source One Mortgage Services Corporation Employee Stock Ownership and 401(k) Savings Plan in this Annual Report (Form 11-K) for the year ended December 31, 1996.


                                                    /s/ Ernst & Young LLP



Detroit, Michigan
June 27, 1997